Exhibit 99.4

Supplementary Risk Factors

Unless these supplemental risk factors indicate otherwise, or the context otherwise requires, references to the term “Strive” means Strive, Inc. and “Semler Scientific” means Semler Scientific, Inc. Capitalized terms used but not defined herein have the meanings ascribed to them in the Current Report on Form 8-K to which these supplementary risk factors are attached as Exhibit 99.4 (the “Financial Statement Form 8-K”).

Risks Related to the Merger

The ability of Strive and Semler Scientific to complete the Merger is subject to various closing conditions, including the receipt of approval of Semler Scientific stockholders and the receipt of antitrust clearance from governmental authorities, which may impose conditions that could adversely affect Strive or Semler Scientific or cause the Merger to be abandoned. Failure to complete the Merger, or significant delays in completing the Merger, could negatively affect the trading price of Strive and Semler Scientific common stock or other securities and the future business and financial results of Strive and Semler Scientific.

The Merger is subject to customary conditions, including, among others, (i) the approval and adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Semler Scientific’s common stock, $0.001 par value per share (the “Semler Scientific Common Stock”), (ii) the approval and adoption of the issuance of shares of Strive’s Class A common stock, par value $0.001 per share (the “Strive Class A Common Stock”), in connection with the Merger, as contemplated by the Merger Agreement, by holders of a majority of the outstanding voting power of the outstanding shares of Strive Class A Common Stock and Strive’s Class B common stock, $0.001 par value per share (the “Strive Class B Common Stock”), which approval and adoption was obtained on September 22, 2025, (iii) the absence of any applicable law, regulation, injunction, judgment, order or decree preventing or making illegal the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement (or in the case of Strive’s obligation to close, imposing a Burdensome Condition (as defined in the Merger Agreement)), (iv) the absence of pending litigation or similar legal action by any governmental authority (in any jurisdiction in which Strive, Semler Scientific or any of their respective subsidiaries conducts material operations) seeking to prohibit or restrain the Merger (or in the case of Strive’s obligation to close, seeking to impose a Burdensome Condition); (v) the early termination or expiration of any applicable waiting period or periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act (or in the case of Strive’s obligations to close, without the imposition of a Burdensome Condition); (vi) compliance by Strive and Semler Scientific in all material respects with their respective obligations under the Merger Agreement and (vii) subject in most cases to exceptions that do not rise to the level of a “Parent Material Adverse Effect” or a “Company Material Adverse Effect” (each as defined in the Merger Agreement), as applicable, the accuracy of representations and warranties made by Strive and Semler Scientific, respectively. The obligation of Strive and Semler Scientific to consummate the Merger is also subject to there not having occurred an event that has had or would reasonably be expected to have, individually or in the aggregate, a “Parent Material Adverse Effect” or “Company Material Adverse Effect”, respectively. If the foregoing conditions are not satisfied or waived, one or both of Strive or Semler Scientific would not be required to complete the Merger.

Strive and Semler Scientific have not yet obtained stockholder approval from Semler Scientific’s stockholders or the regulatory consents and approvals, required to complete the Merger. Governmental or regulatory agencies could seek to block or challenge the Merger or could impose restrictions as conditions to approving the Merger. Strive and Semler Scientific will be unable to complete the Merger until the waiting period under the HSR Act has expired or been terminated. Regulatory authorities may impose certain requirements or obligations as conditions for their approval. If the required governmental approvals are not received, or they are not received on terms that satisfy the conditions set forth in the Merger Agreement, then Strive will not be obligated to complete the Merger.

Strive and Semler Scientific believe that the Merger will receive the necessary antitrust clearance. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result of such challenge.

Additionally, even after the statutory waiting period under the antitrust laws and even after completion of the Merger, governmental authorities could seek to block or challenge the Merger as they deem necessary or desirable in the public interest. In addition, in some jurisdictions, a private party could initiate an action under the antitrust laws challenging or seeking to enjoin the Merger, before or after they are completed. Strive or Semler Scientific may not prevail and may incur significant costs in defending or settling any action under the antitrust laws.

The special meetings at which the Semler Scientific stockholders will vote on the transactions contemplated by the Merger Agreement may take place before antitrust clearance under the HSR Act has been obtained and, in cases where it has not been obtained, before the terms of any conditions to obtain such antitrust clearance that may be imposed are known. As a result, if stockholder approval of the transactions contemplated by the Merger Agreement is obtained at such meetings, Strive or Semler Scientific may make decisions after the meetings to waive a condition or approve certain actions required to obtain the necessary approvals without seeking further stockholder approval. Such actions could have an adverse effect on the combined company.

If Strive and Semler Scientific are unable to complete the Merger, or there is a significant delay in completing the Merger, Strive and Semler Scientific would be subject to a number of risks, including the following:

●	Strive and Semler Scientific would not realize the anticipated benefits of the Merger;

●	the attention of management of Strive may have been diverted to the Merger rather than to its own operations and the pursuit of other opportunities that could have been beneficial to Strive;

●	the potential loss of key personnel during the pendency of the Merger as employees may experience uncertainty about their future roles with the combined company;

●	Strive will have been subject to certain restrictions on the conduct of its business, which may prevent Strive from making certain acquisitions or dispositions or pursuing certain business opportunities while the Merger is pending;

●	the trading price of Strive Class A Common Stock, Semler Scientific Common Stock or other securities may decline to the extent that the current market prices reflect a market assumption that the Merger will be completed; and

●	the parties may be liable for damages to one another, or Semler Scientific has to pay a termination fee to Strive, under the Merger Agreement.

Strive can provide no assurance that the various closing conditions will be satisfied and that the required governmental approvals and other approvals will be obtained, or that any required conditions will not materially adversely affect the combined company following the Merger. In addition, Strive can provide no assurance that these conditions will not result in the abandonment or delay of the Merger. The occurrence of any of these events individually or in combination could have a material adverse effect on Strive’s results of operations and the trading price of Strive Class A Common Stock or other securities.

The Merger Agreement contains provisions that limit Strive’s ability and Semler Scientific’s ability to pursue alternatives to the Merger and could discourage a potential competing transaction counterparty from making a favorable alternative transaction proposal to Strive or Semler Scientific.

The Merger Agreement contains provisions that make it more difficult for each of Strive and Semler Scientific to be acquired by, or enter into certain combination transactions with, a third party, including constraints preventing the acquisition or merger of Strive and Semler Scientific by or with a third party, and certain restrictions on capital expenditures and restrictions on loan transactions and incurrences of indebtedness on Semler Scientific.

The Merger Agreement contains certain provisions that restrict Semler Scientific’s ability to, among other things, solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of certain alternative transaction proposals, or enter into or participate in any discussions or negotiations with, furnish any information relating to Semler Scientific or any of its subsidiaries or afford access to the business, properties, assets, books or records of Semler Scientific or any of its subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any third party that Semler Scientific knows, or should reasonably be expected to know, is seeking to make, or has made, such an alternative transaction proposal. In addition, even in circumstances in which Semler Scientific is permitted under the Merger Agreement to entertain an alternative transaction proposal, Strive would have an opportunity to offer to revise the terms of the Merger Agreement before Semler Scientific may decide to withhold, qualify or modify its recommendation with respect to the Merger in a manner adverse to the other party. If Semler Scientific’s board of directors withholds, qualifies or modifies in a manner adverse to Strive its recommendation with respect to the Merger or in certain other circumstances, Semler Scientific may be required to pay a termination fee of $49 million to Strive in cash or bitcoin at Strive’s election, as contemplated by the Merger Agreement.

Additionally, while Semler Scientific is permitted under the Merger Agreement to entertain an alternative transaction proposal and make a Company Adverse Recommendation Change (as defined in the Merger Agreement), Semler Scientific will still nonetheless be subject to all of its obligations under the Merger Agreement, including, the obligation to hold the Semler Scientific stockholder meeting to vote to approve and adopt the Merger Agreement.

These provisions could discourage a potential third-party acquirer or merger partner that might have an interest in acquiring or combining with all or a significant portion of Semler Scientific or pursuing an alternative transaction from considering or proposing such a transaction.

Until the closing of the Merger or the termination of the Merger Agreement in accordance with its terms, Strive and Semler Scientific are prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Strive or Semler Scientific, as applicable, and their respective stockholders.

After the date of the Merger Agreement and prior to the Effective Time (as defined in the Merger Agreement), the Merger Agreement restricts Strive and Semler Scientific from taking specified actions without the written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed) and requires that the businesses of Semler Scientific be conducted in all material respects in the ordinary course of business consistent with past practice. These restrictions may prevent Strive or Semler Scientific from making appropriate changes to their respective businesses or organizational structures or from consummating attractive business opportunities that may arise prior to the closing of the Merger (the “Closing”) and could have the effect of delaying or preventing other strategic transactions. Adverse effects arising from the pendency of the Merger could be exacerbated by any delays in the Closing or termination of the Merger Agreement.

The Merger may distract Strive’s and Semler Scientific’s respective management teams from their other responsibilities and the Merger Agreement may limit each of Strive’s and Semler Scientific’s ability to pursue new opportunities.

The Merger could cause each of Strive’s and Semler Scientific’s management teams to focus their time and energies on matters related to the Transactions (as defined in the Merger Agreement) that otherwise would be directed to the companies’ businesses and operations. Any such distraction on the part of Strive’s and Semler Scientific’s management teams could affect each of Strive’s and Semler Scientific’s ability to service existing business and develop new business and adversely affect each of Strive’s and Semler Scientific’s businesses and earnings before the Closing.

The Merger, including uncertainty regarding the Merger, may cause third parties to delay or defer decisions concerning Strive and Semler Scientific and could adversely affect each of Strive’s and Semler Scientific’s ability to effectively manage their respective businesses.

The Merger will happen only if the stated conditions are met, including the approval of the Merger Agreement by the Semler Scientific stockholders, among other conditions. Many of the conditions are outside the control of Strive and Semler Scientific, and both parties also have certain rights to terminate the Merger Agreement. Accordingly, there may be uncertainty regarding the Closing. This uncertainty may cause others that deal with Strive or Semler Scientific, including new or existing customers, to delay or defer entering into contracts with Strive or Semler Scientific or make other decisions concerning Strive or Semler Scientific or seek to change or cancel existing business relationships with Strive or Semler Scientific. Any delay or deferral of those decisions or changes in existing agreements could have a material adverse effect on each of Strive’s and Semler Scientific’s businesses, regardless of whether the Merger is ultimately completed, and on the combined company’s business if the Merger is completed.

Business uncertainties while the Merger is pending may negatively impact Strive’s ability and Semler Scientific’s to attract and retain personnel.

Uncertainty about the effect of the Merger on Strive’s and Semler Scientific’s employees may impair Strive’s and Semler Scientific’s abilities to attract, retain and motivate key personnel until the Merger is completed. Retention or hiring of certain employees may be challenging while the Merger is pending, as certain employees may experience uncertainty about their future roles with the combined company. If key employees of Strive or Semler Scientific depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined entity, each of Strive’s or Semler Scientific’s businesses, as applicable, could be harmed and the ability to conduct business operations may be impeded.

The market prices of Strive Class A Common Stock, Semler Scientific Common Stock and other securities may be subject to fluctuation while the Merger is pending and after the Merger is completed.

The market price of Strive Class A Common Stock, Semler Scientific Common Stock and other securities may fluctuate significantly while the Merger is pending or after it is completed, and any adverse developments related to the Merger or otherwise could result in holders of Strive Class A Common Stock, Semler Scientific Common Stock or other securities losing some or all of the value of their investment. In addition, if the stock market experiences significant price and volume fluctuations, such fluctuations could be exacerbated by the pendency of the Merger, which could adversely affect the market for, or liquidity of, Strive Class A Common Stock, Semler Scientific Common Stock or other securities, regardless of Strive’s, Semler Scientific’s or the combined company’s actual operating performance.

Because the Merger Agreement contemplates that Strive will issue shares of Strive Class A Common Stock to Semler Scientific’s stockholders based upon a fixed exchange ratio, developments with respect to Semler Scientific and its shares of common stock may affect Strive Class A Common Stock irrespective of their relevance to standalone Strive and even though Strive may have no control over, or knowledge of, such developments. As a result, the market price of Strive Class A Common Stock during the pendency of the Merger may not accurately reflect the value of Strive absent the Merger.

Strive is subject to contractual restrictions in the Merger Agreement that may hinder its operations while the Merger is pending. The corollary restrictions applicable to Semler Scientific may not prevent Semler Scientific from taking actions that are adverse to Strive or its stockholders.

The Merger Agreement includes certain customary restrictions with respect to the operation of Strive’s and Semler Scientific’s respective businesses between the date of the Merger Agreement and the consummation of the Merger. These restrictions may prevent Strive from pursuing otherwise attractive business opportunities and making other changes to its business prior to completion of the Merger or termination of the Merger Agreement.

Despite these mutual restrictions, Strive and Semler Scientific will continue to operate their businesses independently of one another during the pendency of the Merger. The restrictions in the Merger Agreement, which are subject to numerous exceptions, may not be adequate to prevent Semler Scientific from taking actions that are adverse to Strive or its stockholders.

Strive and Semler Scientific will incur significant transaction costs in connection with the Merger.

Strive and Semler Scientific have incurred and are each expected to continue to incur non-recurring costs associated with the Merger. These costs have been, and will continue to be, substantial and, in many cases, will be borne by each of Strive and Semler Scientific whether or not the Merger is completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors and employee retention, severance and benefit costs. Strive and Semler Scientific may also incur costs related to formulating and implementing integration plans. Although Strive and Semler Scientific expect that the realization of intended benefits related to the Merger should allow the combined company to offset these transaction costs over time, this net benefit may not be achieved in the near term or at all.

The unaudited pro forma combined consolidated financial information included in the Financial Statement Form 8-K does not purport to be, and likely is not, representative of the combined results of Strive and Semler Scientific if the Merger is consummated.

The unaudited pro forma combined consolidated financial information in the Financial Statement Form 8-K is presented for informational purposes only. It does not purport to be indicative of the financial position or results of operations that would have actually occurred had the Merger been completed at or as of the dates indicated, nor is it indicative of the combined company’s future operating results or financial position. The unaudited pro forma combined consolidated financial information in the Financial Statement Form 8-K does not reflect future events that may occur after the Closing, including the potential realization of operating efficiencies or costs related to the Merger, and does not consider the effect of potential market conditions on revenues or expenses. The unaudited pro forma combined consolidated financial information in the Financial Statement Form 8-K is based in part on certain assumptions regarding the Merger that Strive believes are reasonable under the circumstances. Strive cannot assure you that its assumptions will prove to be accurate over time.

The Merger may not be accretive to Strive’s or Semler Scientific’s earnings and may cause dilution to Strive’s or Semler Scientific’s earnings per share, which may negatively affect the current or future market price of Strive Class A Common Stock or other securities.

Strive currently anticipates that the Merger will be accretive to Strive’s forecasted earnings per share on a standalone basis, and Semler Scientific currently anticipates that the Merger will be accretive to Semler Scientific’s forecasted earnings per share on a standalone basis, in each case beginning in the first full calendar year after closing. These expectations are based on preliminary estimates any of which may prove to be incorrect or may change materially. Strive and Semler Scientific may encounter additional transaction and integration-related costs other than those they currently anticipate, may fail to realize all of the benefits anticipated in the Merger or may be subject to other factors that affect preliminary estimates or the ability of either company to realize operational efficiencies. Any of these factors could cause a decrease in each of Strive’s and Semler Scientific’s earnings per share, or negatively affect the current or future market price of Strive Class A Common Stock or other securities.

Stockholder litigation could prevent or delay the Closing or otherwise negatively impact each of Strive’s and Semler Scientific’s businesses and operations.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into acquisition, merger or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and other resources to the lawsuit. An adverse judgment could result in monetary damages, which could have a negative impact on each of Strive’s and Semler Scientific’s liquidity and financial condition.

Any lawsuits brought against Strive, Semler Scientific or their respective directors could also seek, among other things, injunctive relief or other equitable relief, including a request to enjoin the companies from consummating the Merger. The Merger is subject to customary closing conditions, including the absence of any applicable law, regulation, injunction, judgment, order or decree preventing or making illegal the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement (or in the case of Strive’s obligation to close, imposing a Burdensome Condition) and the absence of pending litigation or similar legal action by any governmental authority (in any jurisdiction in which Strive, Semler Scientific or any of their respective subsidiaries conducts material operations) seeking to prohibit or restrain the Merger (or in the case of Strive’s obligation to close, seeking to impose a Burdensome Condition). Consequently, if a plaintiff is successful in obtaining an order, judgment, decision, or decree prohibiting the Closing, such order, judgment, decision or decree may delay or prevent the Merger from being completed within the expected time frame or at all, which may adversely affect Strive’s and Semler Scientific’s businesses, reputation with customers, vendors, suppliers, or employees, and financial positions and results of operations.

Future sales and issuance of Strive Class A Common Stock and Semler Scientific Common Stock could result in dilution of the percentage ownership of their respective stockholders and cause the stock prices of the Strive Class A Common Stock and Semler Scientific Common Stock to fall.

Strive and Semler Scientific may sell a substantial number of Strive Class A Common Stock and Semler Scientific Common Stock, respectively, in the public market at any time. Subject to restrictions under the Merger Agreement, Strive and Semler may continue to issue or grant equity securities, including by raising substantial amounts of additional capital under their respective at-the-market offering programs. To the extent Strive and Semler Scientific raise additional capital by issuing Strive Class A Common Stock and Semler Scientific Common Stock, respectively, or by issuing other equity or equity-linked offerings and/or preferred stock issuances, their respective stockholders may experience substantial dilution, and the trading price of their respective shares of common stock may be negatively impacted.

Sales of Strive Class A Common Stock or Semler Scientific Common Stock, by Strive, Semler Scientific or otherwise, or the perception in the market that the holders of a large number of shares of Strive Class A Common Stock or Semler Scientific Common Stock intend to sell shares, could reduce the market price of such shares of common stock. Strive and Semler Scientific cannot predict the size of future sales or issuances of their respective shares of common stock or the effect, if any, that any such future sales or issuances will have on the market price of their respective shares of common stock.

Risks Relating to the Combined Company Following Completion of the Merger

Failure to successfully combine the businesses of Strive and Semler Scientific in the expected time frame or at all may adversely affect the future results of the combined company, and, consequently, the value of the Strive Class A Common Stock.

The success of the Merger will depend, in part, on the ability of the combined company to realize in a timely fashion the anticipated benefits and efficiencies from combining the businesses of Strive and Semler Scientific. The process of integration may reveal that benefits and efficiencies are less than anticipated and may result in additional expenses, all of which could reduce the anticipated benefits of the Merger.

Achieving the anticipated benefits of the Merger is subject to a number of uncertainties, including:

●	the ability of the two companies to combine certain of their operations or take advantage of expected growth opportunities;

●	general market and economic conditions;

●	general competitive factors in the marketplace; and

●	higher than expected costs required to achieve the anticipated benefits of the Merger.

Failure to achieve the anticipated benefits and efficiencies from the Merger, or the occurrence of additional expenses, could have a material adverse impact on the results of operations of the combined company and its ability to pay dividends after closing. In turn, the market value of Strive Class A Common Stock could be adversely impacted.

The market price of Strive Class A Common Stock after the completion of the Merger may be affected by factors different from those that historically have affected or currently affect Strive Class A Common Stock.

Upon completion of the Merger, Semler Scientific stockholders who receive Merger Consideration (as defined in the Merger Agreement) will become holders of Strive Class A Common Stock, which will continue to trade on the NASDAQ. Strive’s business differs from that of Semler Scientific and certain adjustments may be made to the combined company as a result of the Merger. The financial position of the combined company after completion of the Merger may differ from Strive’s financial position before the completion of the Merger, and the results of operations and/or cash flows of the combined company after the completion of the Merger may be affected by factors different from those currently affecting the financial position or results of operations and/or cash flows of Strive and Semler Scientific, respectively. Accordingly, the market price of Strive Class A Common Stock after the completion of the Merger may be affected by factors different from those currently affecting the market prices of Strive Class A Common Stock and Semler Scientific Common Stock, respectively, in the absence of the Merger. In addition, general fluctuations in stock markets could adversely affect the market for, or liquidity of, Strive Class A Common Stock, regardless of the combined company’s actual operating performance.

Each of Strive and Semler Scientific may have liabilities that are not known to the other party.

Each of Strive and Semler Scientific may have liabilities that the other party failed, or was unable, to discover in the course of performing its respective due diligence investigations. Strive and Semler Scientific may learn additional information about the other party that materially adversely affects it, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws. As a result of these factors, the combined company may incur additional costs and expenses and may be forced to later write-down or write-off assets, restructure operations or incur impairment or other charges that could result in the combined company reporting losses. Even if Strive’s and Semler Scientific’s respective due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with such party’s expectations. If any of these risks materialize, this could adversely affect the combined company’s financial condition and results of operations and could contribute to negative market perceptions about, or price movements of, Strive Class A Common Stock following the Merger.

There is no guarantee that the combined company will declare and pay dividends following the Merger.

Strive does not currently anticipate that the combined company will pay any cash dividends on its common stock in the foreseeable future. As a result, capital appreciation, if any, of the common stock of the combined company may be the sole source of gain on shares of such common stock for the foreseeable future, if any.

Future disclosures relating to the Merger may not align with investor expectations.

In connection with the Merger, Strive expects to file a registration statement on Form S-4, including a information statement of Strive, proxy statement of Semler Scientific and a prospectus of Strive. Information that will be contained in such registration statement and other future disclosures relating to the Merger, which are expected to include (among other things) detailed background about the process leading the Merger, prospective financial information reviewed by the Strive board of directors in connection with the Merger, and updated historical financial information of Semler Scientific and pro forma financial information of the combined company, may not align with investor expectations. Such disclosures, the anticipation of such disclosures, or reactions to such disclosures could have an adverse effect on the business of Strive and trading price or liquidity of Strive Class A Common Stock or other securities. Persons making investment decisions about Strive securities prior to such disclosures will be required to do so without the benefit of such information and with the risk that such information may not align with their expectations or that it may have an unexpected impact on Strive or the trading price or liquidity of its Class A Common Stock or other securities.